                                                                    Exhibit 10.1


                              DATED 31 AUGUST 2001



                                CIMA LABS INC (1)


                                       AND


                           ASTRAZENECA UK LIMITED (2)



                                SUPPLY AGREEMENT

IN RELATION TO [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                                                                    Exhibit 10.1

                                     INDEX

1.       INTERPRETATIONS AND DEFINITIONS
2.       DURATION
3.       SALE AND PURCHASE
4.       FORECASTING AND ORDERING
5.       DELIVERY AND TITLE
6.       PRICE
7.       PAYMENT
8.       WARRANTIES & QUALITY OF THE PRODUCT
9.       ASTRAZENECA'S IVRS
10.      REGULATORY REQUIREMENTS
11.      FORCE MAJEURE
12.      HARDSHIP
13.      TERMINATION
14.      COMPETITION
15.      MOST FAVOURED CUSTOMER
16.      CONFIDENTIALITY
17.      PROVISION OF TECHNOLOGY & IMPROVEMENTS
18.      ANNOUNCEMENTS/PUBLICITY
19.      NOTICES
20.      AGENCY, PARTNERSHIP OR JOINT VENTURE EXCLUDED
21.      NON-ASSIGNMENT
22.      ENTIRE AGREEMENT
23.      REMEDIES AND WAIVERS
24.      SEVERABILITY/INVALIDITY
25.      VARIATIONS AND/OR AMENDMENTS
26.      LAW AND JURISDICTION
27.      COUNTERPARTS
SCHEDULE 1 : PRODUCT SPECIFICATION
SCHEDULE 2 : PACKING SPECIFICATION
SCHEDULE 3 : STOCK REPORTING FORMAT
SCHEDULE 4 PRICE MATRIX
SCHEDULE 5 SUPPLY PARAMETERS

                                       2
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                                                                    Exhibit 10.1

SCHEDULE 6 SELF SUPPLY TERMS

                                                                    Exhibit 10.1

THIS AGREEMENT is dated 31st August 2001 and is made BETWEEN:

(1) CIMA LABS INC., a Delaware corporation, whose principal office is at 10000 Valley View Road, Eden Prairie, Minnesota, 55344,USA ("CIMA"); and

(2) ASTRAZENECA UK LIMITED (No. 03674842) a company incorporated in England and Wales whose registered office is at 15 Stanhope Gate, London W1K 1LN ("AstraZeneca").

WHEREAS:

(A) CIMA owns rights to certain oral drug delivery technology marketed under the trade mark DuraSolv(TM) and related know-how.

(B) AstraZeneca has an exclusive licence to use and sell products containing the drug [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***].

(C) CIMA and AstraZeneca have entered into a Development and Licence Option Agreement (the "Option Agreement") pursuant to which CIMA has granted AstraZeneca an exclusive licence dated 28 May 1999 (the "Licence Agreement") to use the DuraSolv(TM) technology in formulations with API (together, the "Product").

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                                                                    Exhibit 10.1

(D) In accordance with the general obligations of Clause 3.5 of the Option Agreement, CIMA wishes to manufacture, supply and AstraZeneca wishes to purchase Product and Placebo on the terms and conditions set out below (the "Agreement").

NOW IT IS HEREBY AGREED as follows:

1        INTERPRETATIONS AND DEFINITIONS

         1.1      HEADINGS AND DEFINITIONS

         In this Agreement, including its Schedules, the headings are included for ease of reference only and shall not affect its interpretation and, unless the context expressly requires otherwise:

                  1.1.1 "Affiliate" means, with respect to each party, any corporation or other business entity that (a) directly or indirectly controls, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign organisation in a particular jurisdiction) having the power to vote or direct the affairs or such entity, or (b) directly or indirectly Controls, is Controlled by or is under common Control with such party;

                  1.1.2 "Associated Company" means any company which is either the parent undertaking or a subsidiary undertaking of the party in question or a subsidiary undertaking of such party's parent undertaking and an

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                                                                    Exhibit 10.1

                           undertaking in which the party in question has a participating interest (as defined in section 260 Companies Act 1985) and which is not a subsidiary undertaking of the party in question. "Parent undertaking" and "subsidiary undertaking" shall have the meanings attributed thereto in section 258 Companies Act 1985;

                  1.1.3 "Business Day" means a day (other than a Saturday, Sunday or Bank Holiday) on which banks are open for the transaction of normal business in the City of London;

                  1.1.4 "Calendar Quarter" means each successive period of three calendar months commencing in each Calendar Year on 1st January, 1st April, 1st July and 1st October and referred to as Q1, Q2, Q3 and Q4 respectively;

                  1.1.5 "Calendar Year" means each successive period of twelve calendar months commencing on 1st January;

                  1.1.6 "Certificate of Analysis" means the certificate of analysis to accompany all Product delivered to AstraZeneca in the agreed format;

                  1.1.7 "Commercial Phase" means from [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] to the date of termination of this Agreement;

                                                                    Exhibit 10.1

                  1.1.8 "manufacture of Product" means storage, checking and testing of both incoming materials and outgoing Product, processing and blister packing of tablets with overprinted lidding into pre-formed strips of multiples of 6 or 2 tablets per strip which are then bulk packed in an agreed container ready for shipment. It is agreed between the parties that this definition complies with the description 'bulk unlabelled and unpacked blisters' in Exhibit I of the Development and Licence Agreement as far as pricing is concerned .In such description it is acknowledged that unlabelled allows for provision of certain variable Product information and packing instructions and that if AstraZeneca wishes CIMA to provide Product in non standard packaging (cassettes) prior to bulk packing, additional costs shall be incurred;

                  1.1.9 "Manufacturing Quarter" means the calendar quarter in which product or placebo is manufactured but which is cleared for delivery within the 15 days following that calendar quarter;

                  1.1.10 "Placebo" means formulations made using CIMA's DuraSolv(TM) Technology but without the inclusion of API. Manufacture of Placebos shall mean the same as manufacture of Product but in addition Placebos are to be supplied packed in cartons prior to being packed into an agreed container ready for shipment. It is agreed between the parties that this definition complies with the description for 'Finished Packaged Product' in Exhibit 1 of the Development and Licence Agreement in relation to

                                                                    Exhibit 10.1

                           pricing;

                  1.1.11 "Quality Assurance Agreements" mean the quality assurance agreement signed by the parties and dated 23rd April 1999 and the US quality assurance agreement signed by the parties dated April 11, 2000;

                  1.1.12 "Product" means any pharmaceutical dosage form which is formulated using the DuraSolv(TM) Technology and which contains [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] as its active ingredient, whether taste masked (in any flavour ) or untreated;

                  1.1.13 "Product Specification" means the specification for the Product as specified in Schedule 1 and as amended from time to time by agreement in writing between the parties;

                  1.1.14 "Pre-printed Foil" means forming and lidding foil purchased by CIMA for exclusive use in the manufacture of particular market variants of Product;

                  1.1.15 "Packing Specification" means the specification for Placebo and Product ready for delivery to AstraZeneca;

         1.2      DEFINITIONS

                  Unless expressly stated otherwise in clause 1.1 above, capitalised terms shall

                                                                    Exhibit 10.1

                  bear the meaning ascribed to them in the Licence Agreement.

         1.3      COMPANY

                  References to a "company" shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established.

         1.4      CONTROL

                  For the purposes of this Agreement a person is to be taken as having "Control" of a company if:

                  1.4.1 the directors of the company or of another company which has control of it (or any of them) are accustomed to act in accordance with his directions or instructions; or

                  1.4.2 either alone or with any one or more associates he is entitled to exercise, or directly influence the exercise of, one third or more of the voting power at any general meeting of the company or of another company which has control of it; or

                  1.4.3 he is otherwise able to secure by any voting or other powers conferred by the articles of association or other document regulating that or any other company that the affairs of the company are conducted in accordance with his wishes,

                                                                    Exhibit 10.1

and where two or more persons together satisfy any of the above conditions, they are to be taken as having control of the company.

         1.5      PERSONS

                  The word "person" and words importing persons shall be construed so as to include individuals, firms, bodies corporate, joint ventures, governments, states or agencies of state (whether or not having separate legal personality).

         1.6      SUCCESSORS AND ASSIGNEES

                  A reference to any party to this Agreement shall include a reference to its legal successors and permitted assignees.

         1.7      GENDER

                  References to any of the masculine, feminine or neuter genders shall include the other genders and references to the singular number shall include the plural and vice versa if the context so requires.

         1.8      REFERENCES

                  Unless the context expressly requires otherwise, references to recitals, clauses, paragraphs, parties and Schedules are to the recitals, clauses and paragraphs of and the parties and Schedules to this Agreement. To the extent that there is conflict between or ambiguity relating to, on the one hand, any or all of the Schedules and, on the other, the remainder of this Agreement, the wording of the Schedules shall prevail.

                                                                    Exhibit 10.1

         1.9      SCHEDULES

                  The Schedules and any attachments form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Schedules and any attachments.

         1.10     LEGAL TERMS

                  References to any English term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

         1.11     DATES AND TIMES

                  Reference to a date or time is a reference to that date or time in London, England, unless expressly stated otherwise.

         1.12     WRITING

                  References to writing shall include any mode of reproducing words in a legible and non-transitory form.

2        TERM AND TERMINATION

         2.1      TERM

                  This Agreement will be coterminous with the Licence Agreement and as such will be effective as of the date hereof and will expire on a country by country basis,

                                                                    Exhibit 10.1

                  upon the later date of (a) ten (10) years after the date of first commercial sale of the Product in the relevant country, or (b) the expiration of the last Patent covering the Product filed in that country. The parties will meet in good faith jointly to consider ways to extend this Agreement to the extent permitted by applicable law or regulation at least [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] before this Agreement is due to terminate pursuant to this clause 2.1 and the parties may so extend the term in a writing signed by both parties.

         2.2      TERMINATION

                  2.2.1 AstraZeneca may terminate this Agreement in its entirety or with respect to use of the rights licensed in any country or countries under the Licence Agreement, with or without cause, upon [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] written notice to CIMA. Such termination will not relieve AstraZeneca or any obligation to make payments to CIMA for royalties accrued prior to the effective date of such termination. AstraZeneca may sell, transfer or otherwise dispose of for payment any of the Product that is not sold prior to the effective date of such termination, so long as such sale, transfer or disposal occurs within three months of the effective date of termination of this Agreement.

                                                                    Exhibit 10.1

                  2.2.2 Either party may terminate this Agreement prior to its expiration by giving written notice to the other party, if the other party materially fails or neglects to perform its obligations under this Agreement and the same is not cured or being cured to the non-breaching party's reasonable satisfaction within forty five (45) days after the non-breaching party gives written notice specifying the nature and extent of such material breach; provided, however, that CIMA may not assert a material payment default by AstraZeneca on invoiced amounts disputed in good faith by AstraZeneca if AstraZeneca provides a written description of the disputed amounts to CIMA. Cure of a material payment default by AstraZeneca will be made by remitting to CIMA the amount of the overdue payment with accrued interest thereon, calculated using a major US commercial bank rate selected by CIMA, during the forty-five day period.

                  2.2.3 This Agreement shall terminate at the same time as the termination (for whatever reason) of the Licence Agreement and any notice to terminate served under the terms of the Licence Agreement shall be deemed also to be a notice to terminate this Agreement.

                  2.2.4 Either party may terminate this Agreement immediately and without notice in the event that an application is made by the other party for the appointment of a receiver, trustee or custodian for any of the other party's assets; a petition under any section or chapter of the federal Bankruptcy Code or any similar law or regulation of the United States or Puerto Rico or the United Kingdom is filed by or against the other party is not

                                                                    Exhibit 10.1

                           dismissed within sixty (60) days; the other party makes an assignment for the benefit of its creditors; the other party becomes insolvent or fails generally to pay its debts when they come due; or if Control of the other party passes to any persons who do not on the Effective Date Control that party provided, however, that such change in Control would result in an unreasonable competitive situation for the party claiming a right to terminate.

                  2.2.5 If AstraZeneca terminates this Agreement other than under Sections 2.2.1 or 2.2.2, or if CIMA terminates this Agreement under Section 2.2.2, then AstraZeneca will pay to CIMA the amounts set out in clause 9.2(d) of the Licence Agreement.

                  2.2.6 CIMA may terminate this Agreement upon [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] notice in the event that AstraZeneca or its Affiliates commercialise under any agreement with a third party a formulation of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]. This restriction on AstraZeneca and its Affiliates is subject to the right of AstraZeneca to self-supply the Product under Section 3.2 of this Agreement.

                                                                    Exhibit 10.1

         2.3      ADDITIONAL REMEDIES

                  Termination of this Agreement for any reason will be without prejudice to, and will not affect the right of, either party to recover any and all damages to which it may be entitled, or to exercise any other remedies that it may otherwise have.

         2.4      SURVIVAL

                  Clauses 10, 12, 13, 17, 18, 19, 20, 21, 22, 23, 24 and 26
                  shall survive the termination of this Agreement howsoever the same occurs.

3        SALE AND PURCHASE

         3.1 Except under the conditions of clause 3.2 of this Agreement, CIMA shall manufacture and supply all quantities of the Product and Placebo required by AstraZeneca and within the forecast limitations set forth in clause 5 of this Agreement and AstraZeneca shall purchase all quantities of the Product and Placebo during the Validation Phase and the Commercial Phase from CIMA upon the terms of this Agreement and in accordance with the provisions of the Quality Assurance Agreement (as amended from time to time). In the event that there is a conflict between the terms of this Agreement and the terms of Quality Assurance Agreements, the terms of this Agreement shall prevail.

         3.2 As described more particularly in Schedule 6 of this Agreement, CIMA shall grant AstraZeneca a self supply option for Product. The payments to be made by AstraZeneca to CIMA under the terms of Schedule 6 shall be the only payments made in relation to the self supply option and shall cover all future strengths and

                                                                    Exhibit 10.1

                  dosage forms of the Product.

         3.3 Supply of quantities of Product substantially greater than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] tablets per calendar year may require investment on the part of CIMA. Such quantities should be forecast in writing by AstraZeneca no later than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] prior to the date on which AstraZeneca requires delivery of such quantity to commence.

4        OBLIGATIONS IN RELATION TO MANUFACTURING AND SUPPLY STANDARDS

         4.1 CIMA undertakes to obtain and maintain all permits, registrations and licences necessary for its equipment, facilities and resources to be used to manufacture Placebo and Product that meets the agreed Specification in accordance with the terms of the Quality Assurance Agreement using purchased excipients and Pre-printed Foil.

         4.2 CIMA shall hold agreed Safety Stock as described in Clause 7 and 8.

         4.3 CIMA shall provide AstraZeneca with a Certificate of Analysis and agreed campaign documentation no later than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] (except in relation to Product

                                                                    Exhibit 10.1

                  under investigation by CIMA) after completion of blister packing to initiate collection of Product by AstraZeneca. In addition, fully signed manufacturing campaign validation reports shall be provided by CIMA before the expiry of the period stipulated in the relevant validation protocol.

         4.4 CIMA may employ a third party to test Product in whole or in part, provided that such third party is approved by AstraZeneca and that such party agrees to be bound by the terms of the Quality Assurance Agreement. CIMA shall bear the full liability for such third party costs.

         4.5 If revised manufacturing standards or revised Product specifications are required which result in an increased cost of production to CIMA, and which relate specifically to the
                  Product:

                  4.5.1 as a result of requests by external regulatory bodies, the Parties shall discuss and agree on an implementation plan to achieve such revisions within thirty days of the revisions being known to both Parties. AstraZeneca shall either bear the cost of goods increases agreed or exercise its right to self-supply described in clause 3.2 above;

                  4.5.2 as a result of a request by AstraZeneca, the Parties shall discuss and agree an implementation plan to achieve such revisions for which AstraZeneca shall bear the cost in full on terms to be agreed;

                                                                    Exhibit 10.1

                  4.5.3 it is understood by the Parties that this clause 4 does not apply to failures by CIMA to meet the existing standards and specifications.

         4.6 AstraZeneca shall provide forecasts and orders in accordance with the terms of this Agreement and shall provide design and text for variable Product information to CIMA no later than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] in advance of scheduled use by CIMA.

         4.7 AstraZeneca shall provide API to CIMA for use solely in the manufacture of Product in accordance with Clause 7.

         4.8 AstraZeneca shall collect Product from CIMA's manufacturing facility promptly after the provision by CIMA of agreed documentation as described in Clause 4.3 and AstraZeneca shall inspect the Product on arrival at AstraZeneca's user facilities in accordance with its obligations under the Quality Assurance Agreement.

         4.9 Each party shall inform the other party without delay of receipt of notice of any impending or threatened litigation or governmental investigation or impending audit of any kind that is or could be related to the manufacture of Product.

                                                                    Exhibit 10.1

5        FORECASTING AND ORDERING

         5.1      During the Commercial Phase the following shall apply:

                  5.1.1 Prior to 30th October in each Calendar Year, AstraZeneca shall provide CIMA with a forecast ("THE ANNUAL FORECAST") of AstraZeneca's annual requirements for the Product and Placebo for each Calendar Quarter of the subsequent Calendar Year which will be expressed in terms of formulation batches, each formulation batch being not less than equal to [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] (a "BATCH").

                  5.1.2 In each Calendar Year after 2002, AstraZeneca shall be obliged to purchase not less than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the Annual Forecast for Product and CIMA shall be obliged to supply up to [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the Annual Forecast for Product prorated equally throughout the year.

                  5.1.3 For the avoidance of doubt, CIMA shall not be obliged at any time to supply more than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES

                                                                    Exhibit 10.1

                           AND EXCHANGE COMMISSION.***] of the Annual Forecast in 5.1.2 or more than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] tablets (product plus placebo combined), whichever is the smaller, in any given Calendar Year unless the Parties agree otherwise.

                  5.1.4 In the event that AstraZeneca does forecast to require more than such maximum quantity, CIMA shall immediately notify AstraZeneca of its receipt of such a forecast and CIMA is obliged to inform AstraZeneca in writing within thirty (30) days of receipt of such forecast what quantity (if any) above the maximum forecast quantity CIMA is able to supply.

                  5.1.5 In order to assist CIMA's production planning, AstraZeneca shall, at the end of each Calendar Quarter provide to CIMA a non-binding update of AstraZeneca's requirements for Product and Placebo for the next fifteen calendar months, with the first six (6) month-by-month and the remainder by quarter.

                  5.1.6 AstraZeneca shall place binding orders for the Product and Placebo required in each Manufacturing Quarter with CIMA not less than thirty (30) days before the start of that Manufacturing Quarter. Quantities of individual market variants of Product required to be delivered in each calendar month of that Calendar Quarter shall be provided by AstraZeneca in the form of call-off/manufacturing orders to be placed no

                                                                    Exhibit 10.1

                           later than one month prior to the start of the month of delivery.

6        DELIVERY AND TITLE

         6.1 Unless otherwise agreed all quantities of the Product and Placebo supplied pursuant to this Agreement shall be delivered EXW, CIMA to load Product and Placebos on to collecting vehicle at CIMA's risk, from CIMA's facility at Eden Prairie, MN, USA (Incoterms 2000).

         6.2 Risk in respect of all Product and Placebo supplied to AstraZeneca pursuant to this Agreement shall pass accordingly. Title to all Product and Placebo supplied to AstraZeneca shall at all times remain with AstraZeneca.

         6.3 API shall be delivered by AstraZeneca at AstraZeneca's expense to CIMA's facility at 10000 Valley View Road, Eden Prairie, MN 55344 USA and AstraZeneca shall retain title to all deliveries of API at all times. Risk shall pass with ownership and both parties undertake to maintain adequate insurance cover.

7        API TO BE SUPPLIED TO CIMA

         7.1 All deliveries of API shall meet agreed API and package specifications and be accompanied by a Certificate of Analysis and with at least [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of its agreed shelf life

                                                                    Exhibit 10.1

                  remaining.

         7.2 CIMA shall store API in conditions approved by AstraZeneca and shall rotate stock held to eliminate shelf life losses.

         7.3 CIMA shall test and handle API consistent with information provided by AstraZeneca and in compliance with local laws and regulations.

         7.4 All API deliveries must meet CIMA approved packaging, documentation and labelling; including certificate of analysis; gross/tare/net weight and manufacturing lot number. The quantities and timing of deliveries shall be as follows:

                  7.4.1 During the Commercial Phase the Parties shall ensure that a safety stock of API is maintained (the "API Safety Stock") equivalent to [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] of the Annual Forecast of Product (provided by AstraZeneca on 30th October each Calendar Year) multiplied by the agreed conversion ratio of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]. CIMA shall provide AstraZeneca at the time of the monthly Stock Report described in Clause 9 with the date that AstraZeneca needs to deliver stock replenishment material in quantities not less than [***CONFIDENTIAL TREATMENT

                                                                    Exhibit 10.1

                           REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]. Such forecast delivery date shall not be less than 1 month after the month that the stock report is issued to AstraZeneca.

                  7.4.2 It is recognised by the parties that if AstraZeneca's actual requirements vary substantially within the allowed limits of Clause 5.1.2 and 5.1.4, that adjustments may be needed to the API Safety Stock level described in Clause 7.4.1 above. In such an event, CIMA shall notify AstraZeneca at the time of the monthly Stock Report that a new API Safety Stock level is required and recommend new deliveries of API that are required.

         7.5 During the Commercial Phase CIMA shall consume API at the rate of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] Batch .API consumed in excess of this rate shall be replaced by AstraZeneca but at the expense of CIMA based on an API price of USD [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]. CIMA shall provide a breakdown in writing of any amounts due and shall make payment due in a Calendar Year within 30 days after the end of that Calendar Year as part of the reconciliation described in Clause 11.

8        PRE-PRINTED FOILS AT CIMA

                                                                    Exhibit 10.1

         8.1 Some markets for the Product require Pre-printed Lidding Foil ("Pre-printed Lidding Foil"). AstraZeneca shall supply to CIMA its design and text for the Pre-printed Lidding Foil for such markets at least three (3) months in advance of CIMA's manufacture of the Product for such markets. The cost for the Pre-printed Lidding Foil has not been included in the costing on Schedule 4. CIMA agrees to provide and AstraZeneca agrees to pay [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] per tablet for all Product manufactured using the Pre-printed Lidding Foil. This additional cost will be billed to AstraZeneca in addition to the costs on Schedule 4.

9        STOCK REPORTING

         9.1 CIMA shall provide a stock report at the end of each calendar month in the format as attached in Schedule 3 relating to API stock holding and performance against agreed conversion ratios as described in Clause 7.6 (the "Stock Report").

         9.2      In addition CIMA at the time of the report

                  (a) will recommend adjustments to API Safety Stock levels and request stock replenishment quantities of API from AstraZeneca as described in Clauses 7.4.2; and

                  (b) will recommend adjustments to Pre-printed Foil Safety Stock levels

                                                                    Exhibit 10.1

                  both for confirmation by AstraZeneca within [5] working days.

10       PRICE

         10.1 All sums payable by AstraZeneca under this Agreement are exclusive of Value Added Tax which, if payable, shall be borne and paid by AstraZeneca upon the provision by CIMA of an appropriate VAT invoice.

         10.2 The price to be paid by AstraZeneca for Product and Placebos during the Commercial Phase will conform to the pricing in
                  Schedule 4.

         10.3 Subject to the exceptional circumstances set out in Clause 4.5 of this Agreement, the prices in Schedule 4 shall remain fixed through [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]. On [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] and thereafter, the prices in
                  Schedule 4 shall be adjusted [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***].

                                                                    Exhibit 10.1

11       ORDER AND INVOICE PRICING AND RECONCILIATION

         11.1 During the Commercial Phase, Product and Placebo shall be ordered and invoiced as follows:

                  11.1.1 In addition to the prices specified in Schedule 4 the following surcharges shall apply,

                           [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                           cassette surcharge Pre-printed Lidding Foil surcharge

                           [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                           [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                           cassette surcharge Pre-printed Lidding Foil surcharge

                           [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]

                                                                    Exhibit 10.1

                  11.1.2 Within thirty days of the end of the first calendar year CIMA shall debit or credit AstraZeneca with an amount equal to the difference between the amount so invoiced and the sum due with respect to the aggregate of:

                           (a) Prices for Product as described in Schedule 4 that take account of cumulative batches and variants actually ordered; and

                           (b) sums due in respect of performance against API conversion ratio according to clause 7.5.

                  11.1.3 For each Calendar Year thereafter Placebos and the cassette surcharge will continue to be used in orders and invoices as described in Clause 11.1.2 but Product will be ordered and invoiced at prices according to Schedule 4 and where the cumulative number of Batches of Product shall be taken as the sum of the Batches of Product in the previous year plus those Batches of Product forecast in AstraZeneca's Annual Forecast for the year in question and the number of variants forecast to be ordered shall be taken as 5-12.

                  11.1.4 Within thirty days of the end of the calendar year CIMA will debit or credit AstraZeneca with an amount as described in clause 11.1.2.

12       PAYMENT

                                                                    Exhibit 10.1

         AstraZeneca shall pay all invoices in full in US Dollars by wire transfer to CIMA's registered office at Eden Prairie, Minnesota no later than 30 days following receipt of invoice (by fax or otherwise) subject to CIMA complying with its obligations under clause 4.3 of this Agreement.

13       WARRANTIES, QUALITY OF THE PRODUCT AND LIABILITY

         13.1     CIMA hereby warrants and undertakes to AstraZeneca that:

                  13.1.1 the performance by CIMA of its obligations to AstraZeneca hereunder will not breach any covenant or obligation of CIMA to any third party, or infringe any rights of any third party; CIMA is not aware of any matter or impediment which would prevent CIMA from performing or would restrict or hinder CIMA in the performance of its obligations hereunder;

                  13.1.2 Product to be supplied to AstraZeneca pursuant to this Agreement (and all associated packaging and documentation) shall be manufactured, analysed and supplied in accordance with the provisions of Clause 4 which are summarised in Schedule 5 as supply parameters (the "Supply Parameters").

         13.2 CIMA will inform AstraZeneca promptly in writing of any event which in the reasonable judgement of CIMA may adversely affect the suitability of the Product for AstraZeneca's use.

                                                                    Exhibit 10.1

         13.3 AstraZeneca shall notify CIMA of any non-compliance with the Supply Parameters within forty-five (45) days of AstraZeneca's receipt of Product. If and to the extent that AstraZeneca has failed to examine the Product in accordance with this clause
                  13.3 (or it has failed to so notify CIMA in accordance with this clause 13.3) the relevant consignment of the Product shall be deemed to have been accepted by AstraZeneca in satisfactory condition in respect of all damage, shortage or defects which would have been discovered upon such examination.

         13.4 CIMA and AstraZeneca agree to make best endeavours to resolve all claims made in accordance with Clause 13.3. If a dispute arises between the parties in relation to such claims which cannot be resolved by the parties within ninety(90) days of a claim being notified by AstraZeneca pursuant to clause 13.3, either party shall be entitled to require that the matter in dispute be referred to an independent expert nominated by agreement of the parties or, failing agreement, appointed by [the President of the International Chamber of Commerce, Paris] at the instigation of either party. Such referral shall be solely for the purpose of establishing whether or not there is any shortage, damage or defect (as the case may be) in relation to the Supply Parameters. Save in the case of fraud or manifest error the decision of such independent expert shall be binding upon the parties. In the event that the independent expert decides there was no shortage, damage or defect, the costs of the independent expert shall be borne by AstraZeneca. In all other circumstances, the costs of the independent expert shall be borne by CIMA.

                                                                    Exhibit 10.1

         13.5 If AstraZeneca brings a claim against CIMA in respect of a defect in any Product supplied or in any associated packaging or documentation, CIMA's liability in respect of such claim shall at AstraZeneca's option be limited to either:-

                  13.5.1 replacing the defective item at CIMA's expense; or at AstraZeneca's sole discretion;

                  13.5.2 refunding to AstraZeneca the cost paid to CIMA by AstraZeneca for such defective item.

         13.6 In the event of AstraZeneca bringing a claim against CIMA in respect of a non-disclosed change (as described in the Quality Assurance Agreement) CIMA shall be required to bear the cost of any resulting validation of the change and the cost of obtaining any necessary regulatory approvals or alternatively (at AstraZeneca's option) reverting to the original form of manufacture and bearing the cost of any recall of Product necessitated by such non-disclosed change.

         13.7 In the event of direct loss or damage to AstraZeneca's employees, agents or contractors; to AstraZeneca's property or to the environment associated with production using the Product (and excluding circumstances which have been caused directly by API or the negligence of AstraZeneca or its employees, agents or contractors) CIMA shall bear the full cost of any such loss or damage PROVIDED THAT CIMA shall bear no liability for special, indirect or consequential loss.

                                                                    Exhibit 10.1

         13.8 In the event of direct loss or damage to CIMA's employees, agents or contractors; to CIMA's property or to the environment arising out of its due performance of its obligations under this Agreement (and excluding circumstances which have been caused directly by the negligence of CIMA or its employees, agents or contractors) AstraZeneca shall bear the full cost of any such loss or damage PROVIDED THAT AstraZeneca shall bear no liability for special, indirect or consequential loss.

         13.9 CIMA UNDERTAKES NO OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MECHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY AND ALL LIABILITY FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

14       VENDOR PERFORMANCE

         CIMA shall comply with the Vendor Rating Scheme an indicative version of which is set out in Schedule 5 and shall use its best endeavours to maintain Division 1 status throughout the term of this Agreement.

15       FORCE MAJEURE

         15.1 Subject to clause 15.3, each party shall be released from its obligations under this Agreement to the extent that its performance hereunder is delayed, hindered or prevented by circumstances which are not within its reasonable control,

                                                                    Exhibit 10.1

                  including, without limitation, acts or restraints of governments or public authorities; war, revolution, riot or civil commotion; strikes, lock-outs or other industrial action; blockage or embargo; failure of supplies of power, fuel, transport, equipment or other goods or services; and explosion, fire, flood or natural disaster (a "Force Majeure Event").

         15.2 The party affected by such circumstances shall, as soon as it becomes aware of them, give full written particulars of them to the other party, and shall use best endeavours to resume full performance of its obligations under this Agreement without delay, and pending such resumption shall use best endeavours to facilitate any efforts that the other party may make to procure an alternative method by which its obligations under this Agreement may be performed. Furthermore, if, as a result of a Force Majeure Event CIMA is unable to supply the quantity of Product ordered by AstraZeneca or the quantity which AstraZeneca would have ordered but for such circumstances then:-

                  15.2.1 AstraZeneca shall be obliged to purchase such Product as it has actually ordered but at the price which would have applied under schedule 4 had CIMA been able to supply and had AstraZeneca purchased the quantities actually required by AstraZeneca; and

                  15.2.2 if such circumstances continue or are forecast to continue for more than [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], CIMA shall use all reasonable endeavours to offer to

                                                                    Exhibit 10.1

                           AstraZeneca alternative capacity for Product (at prices and on terms to be agreed) which can be operable within a further [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] to the standards required by the Quality Assurance Agreement; and

                  15.2.3 CIMA shall allocate all available capacity of Product produced by CIMA proportionally as between CIMA, AstraZeneca and other customers of CIMA and CIMA shall be deemed to have supplied the Product ordered or forecast for the purposes of calculating the price of the Product.

         15.3 Neither party shall be entitled to relief under this clause 15 for any delay or failure in performing any of its payment obligations under this Agreement.

         15.4 If a Force Majeure Event other than the supply of API prevails for a continuous period in excess of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***], the party entitled to notification of such circumstances in accordance with clause
                  15.2 may, without prejudice to any other rights or remedies which may be available to it, terminate this Agreement with immediate effect by giving written notice of termination to the other party.

         15.5 If AstraZeneca is notified of a Force Majeure Event, the obligation upon AstraZeneca to purchase the Product from CIMA in accordance with this

                                                                    Exhibit 10.1

                  Agreement shall be suspended for the duration of the force majeure event.

16       HARDSHIP

         16.1 For so long as any circumstances prevail which prevent or impede AstraZeneca from using or selling the Product and which AstraZeneca cannot control by taking all measures which can reasonably be expected then AstraZeneca shall not be obliged to place any further orders for the Product notwithstanding any other provision of this Agreement but shall be obliged to purchase such quantities of Product as it has actually ordered. If such circumstances prevail for a period of [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] or more, AstraZeneca shall be entitled to terminate this Agreement forthwith on written notice to CIMA PROVIDED THAT, on or prior to such termination, AstraZeneca shall:

                  (i) purchase all Product actually ordered prior to the date of termination at the price specified in Schedule 4 and

                  (ii) pay CIMA for the purchase value of Pre-printed Foil Safety Stock it holds or has ordered solely for use in the manufacture of Product; and

                  (iii) compensate CIMA for all reasonable costs and expenses incurred by CIMA (including the costs of excipients and packaging materials specific to AstraZeneca purchased or manufactured by CIMA solely for use in the

                                                                    Exhibit 10.1

                  manufacture of Product) in order to comply with its obligations to supply Product pursuant to this Agreement such costs and expenses not to exceed the cost of manufacturing six
                  (6) months' Safety Stock based on the latest forecast.

17       CONFIDENTIALITY

         17.1 Subject to clause 18, any know-how or other information proprietary to either party to this Agreement which is disclosed by that party ("the Discloser") or on its behalf to the other party ("Recipient") in connection with this Agreement ("Confidential Information") shall remain the property of the Discloser and shall not, without the prior written consent of the Discloser, be disclosed to any third party or used by the Recipient except for the performance of the Recipient's obligations under this Agreement.

         17.2 The obligations of non-use and confidentiality contained in this clause 17 shall not apply to any information which the Recipient can reasonably demonstrate;

                  17.2.1 was already in the possession of the Recipient and at the Recipient's free use and disposal or in the public domain (through no fault of the Recipient) prior to its disclosure by the Discloser hereunder; or

                  17.2.2 is purchased or otherwise legally acquired by the Recipient at any time from a third party having good title thereto and the right to disclose the same; or

                                                                    Exhibit 10.1

                  17.2.3 comes into the public domain, otherwise than through the fault of the Recipient; or

                  17.2.4 is independently generated by the Recipient without any recourse or reference to the information disclosed by the Discloser.

                  All documents supplied by either party to the other which contain Confidential Information within the scope of this clause 17 shall be promptly returned by the Recipient to the Discloser upon the expiry or termination of this Agreement. The obligations of each party under this clause shall survive the expiry or termination of this Agreement provided that the Recipient shall have the right to retain in its legal department a single copy for archival purposes to ensure compliance with the above obligations.

         17.3 In addition to the Confidential Information identified in clause 17, each party shall treat as Confidential Information all information which it receives or obtains relating to:

                  17.3.1 the contents of or negotiations relating to this Agreement; and

                  17.3.2   the business and customers of the other party.

         17.4 Each of the parties may disclose Confidential Information to its directors and employees and professional advisers who need to know the Confidential Information, provided that each party shall procure that prior to such disclosure

                                                                    Exhibit 10.1

                  each of those directors, employees and professional advisers to whom Confidential Information is to be disclosed is made aware of the confidentiality obligations herein contained and undertakes to adhere to such terms of this Agreement as if he were a party to it.

         17.5 Each party is entitled to disclose Confidential Information to Associated Companies, provided that each party shall procure that prior to such disclosure each of those Associated Companies to which Confidential Information is to be disclosed is made aware of the confidentiality obligations herein contained and undertakes to adhere to such terms of this Agreement as if it were a party to it.

         17.6 Nothing in this clause 17 shall preclude disclosure of any Confidential Information required by any governmental or regulatory authority or court entitled by law to disclosure of the same including, for the avoidance of doubt, any information required for disclosure under the Securities Act of 1933 (as amended) or the Securities Exchange Act of 1934 (as amended) or in accordance with the regulations of any recognised stock exchange, or which is required by law, provided that the party concerned promptly notifies the other party when such requirement to disclose has arisen.

18       ANNOUNCEMENTS/PUBLICITY

         18.1 Save as expressly permitted in clause 18.2 neither party shall make any announcement about the transaction contemplated by this Agreement without the

                                                                    Exhibit 10.1

                  prior written consent of the other party.

         18.2 If any announcement concerning the transaction contemplated by this Agreement or any ancillary matter is required of a party by law or any securities exchange or regulatory or governmental body to which either party is subject, the announcement shall be made only after informing the other party as to the terms of and timetable for publication of any such announcement (if such consultation is reasonably practicable).

19       NOTICES

         19.1 All notices and other communications given or made in relation to this Agreement;

                  19.1.1   shall be in English and in writing;

                  19.1.2 shall be delivered by hand or courier or sent by facsimile;

                  19.1.3 shall be delivered or sent to the party concerned at the relevant address or facsimile number, shown in clause 19.2 subject to such amendments as may be notified from time to time in accordance with this clause by the relevant party to the other party by no less than three (3) Business Days' notice; and

                                                                    Exhibit 10.1

                  19.1.4 shall be deemed to have been duly given or made if addressed in the aforesaid manner:

                           19.1.4.1 if delivered by hand or courier, upon
                                    delivery; and

                           19.1.4.2 if sent by facsimile, when a complete and
                                    legible copy of the communication, has been received at the appropriate address,

                           provided that if any notice or other communication would otherwise become effective on a non-Business Day or after 5.00 p.m. on a Business Day, it shall instead be deemed to be given or made at 10.00 a.m. on the next Business Day.

         19.2 The initial details for the purposes of clause 19.1 are: For AstraZeneca

                  Alderley House, Alderley Park

                  Macclesfield, Cheshire

                  SK10 4TF, England

                  Facsimile: 01625 514061

                  For the attention of: Supply Manager


                  For CIMA

                  10000 Valley View Road

                  Eden Prairie

                                                                    Exhibit 10.1

                  MN 55344

                  U.S.A.

                  Facsimile: 001 612 947 8770

                  For the attention of: President and Chief Executive Officer


20       AGENCY, PARTNERSHIP OR JOINT VENTURE EXCLUDED

         20.1 Nothing in this Agreement shall be construed so as to constitute either party to be the agent of the other.

         20.2 Nothing in this Agreement and no action taken by the parties pursuant to this Agreement shall constitute a partnership or joint venture of any kind between the parties.

21       NON-ASSIGNMENT

         21.1 Save as hereinafter provided this Agreement shall not be assigned nor any of the obligations hereunder transferred (nor the performance of any obligation hereunder sub-contracted) by either party except with the prior written consent of the other, provided that no consent shall be required in the cases of an assignment or transfer to an Associated Company of that party provided that any such assignment shall be made on terms that, should any such assignee cease to be an Associated Company of the assignor then the Agreement and any obligations which have been transferred to the assignee shall be transferred

                                                                    Exhibit 10.1

                  back to the assignor.

22       ENTIRE AGREEMENT

         22.1 Each party acknowledges that in entering into this Agreement it places no reliance on any representation or warranty relating to the subject matter of this Agreement, save for the representations and warranties expressly set out herein.

         22.2 Subject to any terms implied by law, this Agreement, the Licence Agreement and the Quality Assurance Agreements together represent the entire agreement between the parties in relation to the subject matter of this Agreement and supersede any previous agreement or arrangement, between the parties in relation to that subject matter whether written or oral or which might be inferred from the conduct of the parties.

23       REMEDIES AND WAIVERS

         23.1 No delay or omission on the part of either party in exercising any right, power or remedy provided by law or under this Agreement shall:-

                  23.1.1   impair such right, power or remedy; or

                  23.1.2   operate as a waiver thereof.

                                                                    Exhibit 10.1

         23.2 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         23.3 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

24       SEVERABILITY/INVALIDITY

         24.1 Should any provision of this Agreement be held to be illegal, invalid or unenforceable in any respect by any judicial or other competent authority under the law of any jurisdiction:

                  24.1.1 such provision shall, so far as it is illegal, invalid or unenforceable in any jurisdiction, be given no effect by the parties and shall be deemed not to be included in this Agreement in that jurisdiction;

                  24.1.2 the other provisions of this Agreement shall be binding on the parties in that jurisdiction as if such provision were not included herein;

                  24.1.3 the legality, validity and enforceability of the provision in any other jurisdiction shall not be affected or impaired; and

                  24.1.4 the parties agree to negotiate in good faith to amend such provision to the extent possible for incorporation herein in such reasonable manner as

                                                                    EXHIBIT 10.1


                           most closely achieves the intention of the parties and without rendering such provision invalid or unenforceable.

25       VARIATIONS AND/OR AMENDMENTS

         25.1 This Agreement may only be varied or amended by agreement in writing signed by or on behalf of the parties.

26       LAW AND JURISDICTION

         26.1 This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its choice of law provisions.

         26.2 The parties will use all reasonable efforts to resolve in an amicable fashion any dispute, claim or controversy that may arise relating to the terms or performance of this Agreement. If the parties are unable to resolve such dispute within thirty (30) days after initial notice, either party may, by notice to the other, have such dispute referred to a senior officer of each company. Such officers shall attempt to resolve the dispute by good faith negotiation within thirty
                  (30) days after receipt of such notice. If the designated officers are not able to resolve such dispute within ninety
                  (90) days after receipt of such notice, the parties will submit the dispute to arbitration by a single arbitrator in Minneapolis, Minnesota, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least ten (10) years

                                                                    EXHIBIT 10.1

                  of intellectual property law experience from a law firm with at least ten (10) attorneys and at least an AV rating by Martindale Hubbell. A list of ten (10) potential arbitrators shall be obtained from the AAA. Each party to the dispute will rank the potential arbitrators from one to ten with one being the most desirable. The arbitrator who receives the least points shall be the arbitrator for such dispute. If there is a tie, a random drawing will be held and the first arbitrator chosen will be the arbitrator for the dispute. Judgment upon the arbitration award will be final, binding and conclusive and may be entered in any court having jurisdiction. The parties hereto further agree that the arbitrator is not authorised to award any punitive damages in connection with any controversy or claim settled by arbitration hereunder.

27       COUNTERPARTS

         27.1 This Agreement may be executed in more than one counterpart, each of which when executed and delivered shall be deemed to constitute an original. This Agreement shall become effective when one or more counterparts have been signed by both parties and such a counterpart (so signed) has been delivered to each of the parties.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

SIGNED for and on behalf of
CIMA LABS INC

/s/ John M. Siebert

Name John M. Siebert

                                                                    EXHIBIT 10.1

Title President & CEO

Date August 23, 2001


SIGNED for and on behalf of
ASTRAZENECA UK LIMITED

/s/ C.R.W. Petty
C R W Petty
Authorised Signatory

Date 31 August 2001

                                                                    EXHIBIT 10.1

                                   SCHEDULE 1

                              PRODUCT SPECIFICATION


     [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY
       WITH THE SECURITIES AND EXCHANGE COMMISSION; 4 pages omitted. ***]

                                                                    EXHIBIT 10.1


                                   SCHEDULE 2

                       PACKING SPECIFICATION FOR UK AND US

     [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY
       WITH THE SECURITIES AND EXCHANGE COMMISSION; 2 pages omitted. ***]

                                                                    EXHIBIT 10.1

                                   SCHEDULE 3

                             STOCK REPORTING FORMAT


     [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY
       WITH THE SECURITIES AND EXCHANGE COMMISSION; 3 pages omitted. ***]

                                                                    EXHIBIT 10.1

                                   SCHEDULE 4

PRICE MATRIX [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] MG TABLETS


CIMA TABLET PRICES

[***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION; 4 pages omitted. ***]

                                                                    EXHIBIT 10.1

                                   SCHEDULE 6

                                SELF SUPPLY TERMS

1. CIMA will grant to AstraZeneca an option to manufacture or have manufactured up to one hundred percent (100%) of its requirements of the Product for distribution, marketing and sale by AstraZeneca, its Affiliates and sublicensees ("Self-Supply") commencing at any time after the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] after commercial launch of the [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] formulation of Product, except as provided in Section 2 below. AstraZeneca may exercise such option by so notifying CIMA in writing at least three (3) months before AstraZeneca requires the Technology Transfer to begin that AstraZeneca intends to Self-Supply. If AstraZeneca exercises its option to Self-Supply, AstraZeneca shall pay an Option fee (the "Self-Supply Option Fee") equal to [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***]. For the avoidance of doubt, no further payments will be due from AstraZeneca to CIMA in respect of this option to Self-Supply any other (future or existing) dosage forms of the Product..

2. If CIMA is unable to supply AstraZeneca with AstraZeneca's requirements of the Product, for any reason other than force majeure of a duration less than 60 days, (or AstraZeneca's inability to supply API as specified in Clause 7 of the Agreement) AstraZeneca may elect to manufacture the Product or have it manufactured by its Affiliates and sublicensees. In such situation, if AstraZeneca has already elected to Self-Supply at the time CIMA becomes unable to supply the balance of AstraZeneca's requirements, AstraZeneca will receive a refund of any portion of the

                                                                    EXHIBIT 10.1

         Self-Supply Option Fee that AstraZeneca has paid to CIMA. However, AstraZeneca shall in such circumstances continue to be obligated to pay to CIMA the per tablet fee referred to in Section 3 below.

         If CIMA subsequently becomes able to again supply AstraZeneca with AstraZeneca's requirements of the Product and AstraZeneca elects to purchase any portion of its requirements of the Product from CIMA or elects to have CIMA reserve manufacturing capacity for manufacture of any portion of AstraZeneca's requirements of the Product, AstraZeneca shall repay to CIMA that portion of the Self-Supply Option fee refunded to AstraZeneca under this Section 2.

3. If AstraZeneca elects to Self-Supply or to manufacture under Section 2 of this Schedule, in addition to the technology transfer fee, AstraZeneca shall pay to CIMA either (i) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] per tablet manufactured by AstraZeneca, if at the time AstraZeneca elects to self-supply CIMA is supplying finished packaged Product to AstraZeneca, or (ii) [***CONFIDENTIAL TREATMENT REQUESTED, PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***] per tablet manufactured by AstraZeneca, if at the time AstraZeneca elects to Self-Supply CIMA is supplying bulk, unpackaged blisters to AstraZeneca.

4. If AstraZeneca elects to Self-Supply or to manufacture, under Section 2 of this Schedule, AstraZeneca will have no right to make changes of any kind to the Product or the manufacturing process without CIMA's written consent, may not use of permit its Affiliates or sublicencees to use the technology for any purpose other

                                                                    EXHIBIT 10.1

         than to manufacture the Product, and may not permit its Affiliates or sublicensees to further transfer the technology. If AstraZeneca ceases to utilise the manufacturing technology to manufacture the Product, the manufacturing licence will automatically terminate and revert to CIMA.

5. If AstraZeneca elects to Self-Supply or to manufacture under Section 2 of this Schedule, CIMA will provide to AstraZeneca, its Affiliates and/or sublicensees, at AstraZeneca's sole expense, technical support and assistance to ensure the smooth and satisfactory establishment of the DuraSolv Technology at the new manufacturing site.




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